Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Earl W. Dennison Jr.
U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
(617) 603-6567
(Name, address and telephone number of agent for service)
BIOSCRIP, INC.*
(Exact name of obligor as specified in its charter)

Delaware	05-0489664
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

*and the Subsidiary Guarantors listed on Schedule A hereto

100 Clearbrook Road Elmsford, New York	10523
(Address of Principal Executive Offices)	(Zip Code)
10 1/4 % SENIOR NOTES DUE 2015
GUARANTEES OF 10 1/4 % SENIOR NOTES DUE 2015
(Title of the Indenture Securities)

FORM T-1
Item   1.  GENERAL INFORMATION.  Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes
Item   2.  AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2010 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-159463 filed on August 21, 2009.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts, on the 15th day of June, 2010.

By:	/s/ Earl W. Dennison Jr.
Earl W. Dennison Jr.
Vice President

By:	/s/ David J. Ganss
David J. Ganss
Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: June 15, 2010

By:	/s/ Earl W. Dennison Jr.
Earl W. Dennison Jr.
Vice President

By:	/s/ David J. Ganss
David J. Ganss
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
Exhibit 7
As of 3/31/2010
($000’s)

3/31/2010
Assets
Cash and Balances Due From Depository Institutions	$8,396,049
Securities	45,269,095
Federal Funds	3,774,651
Loans & Lease Financing Receivables	180,918,939
Fixed Assets	5,108,242
Intangible Assets	13,355,160
Other Assets	20,687,148

Total Assets	$277,509,284
Liabilities
Deposits	$194,167,405
Fed Funds	9,849,249
Treasury Demand Notes	0
Trading Liabilities	362,519
Other Borrowed Money	31,906,386
Acceptances	0
Subordinated Notes and Debentures	7,629,967
Other Liabilities	6,648,045

Total Liabilities	$250,563,571
Equity
Minority Interest in Subsidiaries	$1,611,596
Common and Preferred Stock	18,200
Surplus	12,642,020
Undivided Profits	12,673,897

Total Equity Capital	$26,945,713
Total Liabilities and Equity Capital	$277,509,284

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.
U.S. Bank National Association

By:	/s/ Earl W. Dennison Jr.
Vice President

Date: June 15 , 2010

*Schedule A — Table of Subsidiary Guarantors

	State or Other
	Jurisdiction of		Address of
Exact Name of	Incorporation or	I.R.S. Employer	Principal Executive
Subsidiary Guarantor	Organization	Identification No.	Offices	Zip Code
Applied Health Care, LLC	Delaware	76-0391906	100 Clearbrook	10523
			Road, Elmsford, New York
BioScrip Infusion	Delaware	26-1225438	100 Clearbrook	10523
Management, LLC			Road, Elmsford, New York
BioScrip Infusion	California	48-1283527	100 Clearbrook	10523
Services, Inc.			Road, Elmsford, New York
BioScrip Infusion	Delaware	52-1959962	100 Clearbrook	10523
Services, LLC			Road, Elmsford, New York
BioScrip Nursing	New York	13-4201328	100 Clearbrook	10523
Services, LLC			Road, Elmsford, New York
BioScrip PBM Services, LLC	Delaware	30-0208041	100 Clearbrook	10523
			Road, Elmsford, New York
BioScrip Pharmacy (NY), Inc	New York	11-3160053	100 Clearbrook	10523
			Road, Elmsford, New York
BioScrip Pharmacy	Ohio	34-1633456	100 Clearbrook	10523
Services, Inc.			Road, Elmsford, New York
BioScrip Pharmacy, Inc.	Minnesota	41-1841437	100 Clearbrook	10523
			Road, Elmsford, New York
Bradhurst Specialty	New York	26-1170850	100 Clearbrook	10523
Pharmacy, Inc. d/b/a The Atrium Pharmacy			Road, Elmsford, New York
Cedar Creek Home Health	Tennessee	62-1358032	100 Clearbrook	10523
Care Agency, Inc.			Road, Elmsford, New York
Chronimed, LLC	Minnesota	41-1515691	100 Clearbrook	10523
			Road, Elmsford, New York
CHS Holdings, Inc.	Delaware	27-1909780	100 Clearbrook	10523
f/k/a/ Camelot Acquisition Corp.			Road, Elmsford, New York
Critical Homecare	Delaware	20-5346819	100 Clearbrook	10523
Solutions, Inc.			Road, Elmsford, New York
Deaconess Enterprises, LLC	Ohio	31-1201829	100 Clearbrook	10523
			Road, Elmsford, New York
Deaconess HomeCare, LLC	Delaware	31-1496561	100 Clearbrook	10523
			Road, Elmsford, New York
East Goshen Pharmacy, Inc.	Pennsylvania	23-2499158	100 Clearbrook	10523
			Road, Elmsford, New York
Elk Valley Health	Tennessee	62-1204869	100 Clearbrook	10523
Services, Inc.			Road, Elmsford, New York

	State or Other
	Jurisdiction of		Address of
Exact Name of	Incorporation or	I.R.S. Employer	Principal Executive
Subsidiary Guarantor	Organization	Identification No.	Offices	Zip Code
Elk Valley Home Health	Tennessee	62-1193854	100 Clearbrook	10523
Care Agency, Inc.			Road, Elmsford, New York
Elk Valley Professional	Tennessee	62-1193858	100 Clearbrook	10523
Affiliates, Inc.			Road, Elmsford, New York
Gericare, Inc.	Tennessee	62-1160679	100 Clearbrook	10523
			Road, Elmsford, New York
Infusion Partners of	Georgia	59-2966597	100 Clearbrook	10523
Brunswick, LLC			Road, Elmsford, New York
Infusion Partners of	Georgia	58-2021377	100 Clearbrook	10523
Melbourne, LLC			Road, Elmsford, New York
Infusion Partners, LLC	Ohio	58-2102954	100 Clearbrook	10523
			Road, Elmsford, New York
Infusion Solutions, Inc.	New Hampshire	02-0390589	100 Clearbrook	10523
			Road, Elmsford, New York
Knoxville Home	Tennessee	62-1620048	100 Clearbrook	10523
Therapies, LLC			Road, Elmsford, New York
National Health	Florida	65-0722240	100 Clearbrook	10523
Infusion, Inc.			Road, Elmsford, New York
Natural Living, Inc.	New York	13-2921279	100 Clearbrook	10523
d/b/a BioScrip Pharmacy			Road, Elmsford, New York
New England Home	Massachusetts	04-3519473	100 Clearbrook	10523
Therapies, Inc.			Road, Elmsford, New York
Option Health, Ltd.	Illinois	42-1436658	100 Clearbrook	10523
			Road, Elmsford, New York
Professional Home Care	Delaware	06-1353066	100 Clearbrook	10523
Services, Inc.			Road, Elmsford, New York
Regional Ambulatory	Ohio	31-1362349	100 Clearbrook	10523
Diagnostics, Inc.			Road, Elmsford, New York
Scott-Wilson, Inc.	Kentucky	61-1163044	100 Clearbrook	10523
			Road, Elmsford, New York
South Mississippi Home	Mississippi	64-0736426	100 Clearbrook	10523
Health, Inc.			Road, Elmsford, New York
South Mississippi Home	Mississippi	64-0736425	100 Clearbrook	10523
Health, Inc. — Region			Road, Elmsford, New York
South Mississippi Home	Mississippi	64-0736424	100 Clearbrook	10523
Health, Inc. — Region II			Road, Elmsford, New York
South Mississippi Home	Mississippi	64-0935599	100 Clearbrook	10523
Health, Inc. — Region III			Road, Elmsford, New York
Specialty Pharma, Inc.	Delaware	36-4512148	100 Clearbrook	10523
			Road, Elmsford, New York
Wilcox Medical, Inc.	Vermont	03-0303137	100 Clearbrook	10523
			Road, Elmsford, New York